                                                                      Exhibit 23


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the Quorum Health Group, Inc. Stock Option and Restated Stock Purchase Plan (No. 33-38817), the Employee Stock Purchase Plan (No. 33-44474), the Directors Stock Option Plan (No. 33-46542), the Directors Stock Option Plan (33-89272), the Restated Stock Option Plan (No. 33-54868), the Restated Stock Option Plan (No. 33-73288), the Restated Stock Option Plan (No. 33-89274), the Non-qualified Employee Stock Purchase Plan (No. 333-384), the Restated Stock Option Plan (No. 333-24339), the 1997 Stock Option Plan (No. 333-42619) and the Employee Stock Purchase Plan (No. 333-42649) of our report dated August 9, 1999, except for Notes 10 and 14, as to which the date is August 20, 1999, with respect to the consolidated financial statements and the schedule of Quorum Health Group, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1999.

                                                               /s/ Ernst & Young

Nashville, Tennessee
September 23, 1999